UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) March 23, 2007

BIO-BRIDGE SCIENCE, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-51497	20-1802936
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1211 West 22nd Street, Suite 615
Oak Brook, Illinois		60523
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: 630-928-0869

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

This Form 8-K and other reports filed by the Registrant from time to time with the Securities and Exchange Commission (collectively the “Filings”) contain forward looking statements and information that are based upon beliefs of, and information currently available to, the Registrant’s management as well as estimates and assumptions made by the Registrant’s management. When used in the Filings the words “anticipate”, “believe”, “estimate”, “expect”, “future”, “intend”, “plan” or the negative of these terms and similar expressions as they relate to the Registrant or the Registrant’s management identify forward looking statements. Such statements reflect the current view of the Registrant with respect to future events and are subject to risks, uncertainties, assumptions and other factors relating to the Registrant’s industry, operations and results of operations and any businesses that may be acquired by the Registrant. Should one or more of these risks or uncertainties materialize, or should the underlying assumptions prove incorrect, actual results may differ significantly from those anticipated, believed, estimated, expected, intended or planned.

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

Effective March 23, 2007, the Board of Directors appointed Mr. Trevor Roy and Mr. Cheung Hin Shun Anthony to the Board of Directors of Bio-Bridge Sciences, Inc, a Delaware corporation (“the Company”). Upon appointment, each director will receive 10,000 restricted shares of our common stock for their director services.

Mr. Roy is a graduate of the University of Sydney. His initial career was in Education where he was a teacher and administrator at both High School and Tertiary levels.   Then in a business career spanning 30 years, Mr. Roy, with his investment and management experience, both in his home country of Australia and internationally, has been in a wide range of industries including Rural/agricultural, Theatrical, Marketing and Promotions, Food manufacturing and distribution, Medical, and Telephony and communications.  For the past 18 years, Mr. Roy has been CEO (now Chairman) of the Creata Group of Companies - instrumental in establishing its business as a global provider of marketing and promotional programs in 18 offices in 12 countries.

Mr. Cheung is a Hong Kong native with over 20 years of successful entrepreneurial experience. He is currently a director of the Merton Company Limited, a leading manufacturer of licensed toy and giftware based in Hong Kong and China. Merton manufactures primarily licensed products on an OEM basis according to customer designs or/and ideas. It specializes in the manufacture of high quality promotional toys, electronic toys, toys, Christmas accessories and stationary products.

Except for appointment to the Board of Directors and investment in the Company in a private placement in January 2007, no appointee has had a material interest in any transactions of the Company.

None of the new directors has a family relationship with any of the Company’s other executive officers or directors.

 Item 9.01 Financial Statements and Exhibits.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Bio-Bridge Science, Inc.
(Registrant)

By:	/s/ Kevin Lee
Date: March 28, 2007	Kevin Lee
Chief Financial Officer